UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed, Hydrozonix, LLC (“Hydrozonix”) failed to issue a binding purchase order for Ozonix® EF80 Units 13 and 14 and make the required progress payments under its Exclusive Product Purchase and Sub-license Agreement (the “Agreement”) with Ecosphere Technologies, Inc. (the “Company”) and its majority owned subsidiary, Ecosphere Energy Services, LLC (“EES”). Under the terms of a February 6, 2013 agreement between the Company, EES and Hydrozonix, Hydrozonix had until April 15, 2013 to pay for Units 13 and 14, issue a binding purchase order for Units 15 and 16 and make an appropriate progress payment in order to maintain its exclusivity. Hydrozonix did not meet the terms of this February 6th agreement. As a result, EES is now the exclusive U.S. and global licensee of the patented Ozonix® technology. Further, under the Agreement, the Company’s right to future royalties based on Hydrozonix’s earnings before interest and taxes was reduced to 15% from 20%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: April 17, 2013